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                  AGREEMENT TO PURCHASE UNIMPROVED REAL ESTATE
          (CAUTION: THIS AGREEMENT SHOULD ONLY BE USED FOR REAL ESTATE
               THAT HAS NO STRUCTURAL IMPROVEMENTS LOCATED ON IT).


TO: J - J PARENT CORPORATION        ("Seller") Dated:  AUGUST 14, 2001
    --------------------------------                  --------------------------

The undersigned ("Buyer") offer(s) to purchase for $ 350,000.00 (the "Purchase Price") in accordance with Subsection 1.0 1 real estate, the address of which is STELLHORN ROAD, FORT WAYNE, ALLEN County, Indiana and the legal description of which is TO BE SUPPLIED BY SELLER, BEING THE REAL ESTATE COMMONLY DESCRIBED AS OUT LOT 2 OF THE PRIMARY DEVELOPMENT PLAN OF STELLHORN CORNERS.
Such real estate is called the "Real Estate". This offer is made subject to the following provisions: DATED JANUARY 3, 2001, EXCLUDING DETENTION BASIN.

Section 1. MANNER OF PAYMENT OF PURCHASE PRICE. (Mark appropriate box) [X] 1.01 CASH. The Purchase Price shall be paid in cash.

[ ]1.02 CASH WITH NEW MORTGAGE. The Purchase Price shall be paid by Buyer's cash and funds from a new (conventional) (FHA) (VA) [strike two] first mortgage loan ("Loan") to be obtained by Buyer. The following provisions shall apply:

          (a) Within _____ days after this Agreement becomes effective, Buyer shall apply for the Loan, and then proceed promptly and in good faith to meet the lenders requirements for a commitment or other indication that the lender will make the Loan to Buyer ("Commitment").
          (b) Buyer shall have _____ days after this Agreement becomes effective within which to obtain a Commitment for a Loan having terms at least as favorable to Buyer as the following:
               (1)  principal amount of $ ____________;
               (2)  (fixed) (adjustable) [strike one] interest rate of _______%;
               (3)  amortization over ________ years, and
               (4) discount points ("Points") charged by a lender in connection with the Loan which total not more than _____% of the Loan or $__________, whichever is less.
          (c) Of the Points, Seller shall pay __________ Points or $ _________, whichever is less. Buyer shall pay the remaining Points, except those which Seller is required to pay by law.
          (d) If Buyer satisfies the requirements stated in Subsection 1.02(a), but is unable to obtain within the number of days stated in Subsection 1.02(b), a Commitment having terms at least as favorable to Buyer as there stated, either party may terminate this Agreement.
          (e) If Buyer fails to satisfy the requirements stated in Subsection 1.02(a), then Seller may seek remedies available under Section 16 and 22.
          (f) See Subsection 17.01 on PAGE 1 OF 2 - BACK for additional provisions which apply here.

[ ]1.03 CONTRACT FOR CONDITIONAL SALE/PURCHASE MONEY MORTGAGE. [Mark (a) or (b)]

          [ ](a)CONTRACT FOR CONDITIONAL SALE. The parties shall execute and deliver to each other, a Contract for Conditional Sale of Real Estate ("Contract") in the form approved, as of the date of this offer, by The Allen County Indiana Bar Association. The Contract shall contain the provisions described in Subsection 1.03(c) and shall also provide that the Real Estate may not be leased or occupied by persons other than Buyer. The Contract shall also provide for Seller's delivery to Buyer of a Deed, (as defined in Subsection 20.03) within 180 days from the effective date of this Agreement.
          [ ](b)PURCHASE MONEY MORTGAGE. Buyer shall execute and deliver to Seller, a promissory note and purchase money mortgage ("Note and Mortgage"), in the forms approved, as of the date of this offer, by The Allen County Indiana Bar Association. The Note and Mortgage shall contain the provisions described in Subsection 1.03(c) (c) The Contract, or Note and Mortgage, shall provide for the following:
                    (1)  A cash downpayment of $____________.
                    (2) Payment of the unpaid balance of the Purchase Price by monthly installments of principal and interest of not less than $____________, including an annual interest rate of ______%, calculated monthly.
               [ ](3) A "balloon payment", by specifying the time the Purchase Price is to be paid in full, which is ________. [Mark box if this provision applies.]

Section 2.  TAXES, ASSESSMENTS AND ASSOCIATION DUES.
2.01. [Mark (a) or (b)]
          [X](a) Buyer shall assume and pay real estate taxes payable in (May) 2003 and all subsequent taxes. At or before closing, Seller shall pay all real estate taxes payable before that date. [ ](b)The real estate taxes shall be prorated. Seller shall pay real estate taxes which are payable during the year in which closing occurs, and taxes payable during the succeeding year, prorated to the date of closing. Buyer shall assume and pay all subsequent taxes.
              (c)Within this Subsection 2.01, if at the time of closing, taxes payable by either party have not been assessed or are not determinable, such taxes shall be computed based on the last tax bill available to the closing agent.
          WARNING: THE TAX BILL FOR RECENTLY CONSTRUCTED HOMES MAY GREATLY EXCEED THE LAST TAX BILL AVAILABLE TO THE CLOSING AGENT.

2.02. Seller shall pay any assessments or charges upon or applying to the Real Estate for public improvements or services which, on the date of closing, have been or are being constructed or installed on or about the Real Estate, or are serving the Real Estate. If such improvement has been or is being constructed, but an assessment for it has not yet been made, Seller shall pay an amount reasonably estimated by the applicable governmental agency to be equal to the anticipated assessment. SELLER WARRANTS he has not received notice of any planned improvement for which an assessment reasonably might be made within one
(1) year after this Agreement, other than as is disclosed by Seller to Buyer in this agreement.

2.03. If the Real Estate is located in a subdivision that requires membership in a community association ("Association"), then this Subsection 2.03 applies. Membership in the Association will vest in Buyer when the Deed to Real Estate is delivered to Buyer. Such membership may require (among other things) payment to the Association of annual or special dues, maintenance fees and assessments ("Association Dues") which would be lien against the Real Estate, if unpaid. Buyer has been informed that the annual Association Dues applicable to the Real Estate currently are $ N/A . If Association Dues payable prior to closing are $100 or less annually, Seller shall pay them. If such Association Dues are more than $100 annually, the parties shall pay them pro rata, according to the date of closing. Buyer shall assume and pay all subsequent Association Dues.

2.04. Payment by Seller of Seller's obligations under Section 2 shall either be made or provided for at closing. However, if the Real Estate is a subdivision lot for which such obligations have not been then separately assessed or determined, Seller shall pay such obligation as soon as is reasonably practicable.

Section 3. FLOOD ZONE DESIGNATION OR AREA. [Mark 3.01 or 3.02]
[X]3.01. Buyer requires that the Real Estate not be located in an area which requires flood insurance, or which is subject to building or use limitations by reason of such location. If the Real Estate is so located, Buyer may terminate this Agreement.

[ ]3.02. Buyer may not terminate this agreement if the Real Estate is located in an area requiring flood insurance or subject to building or use limitations by reason of such location. Buyer agrees to pay all premiums charged for flood insurance from and after the date of closing.

Section 4. EVIDENCE OF TITLE.

4.01. Seller shall provide and pay for [mark (a) or (b)]:
          [ ] (a) An abstract of Title disclosing in Seller marketable title to the Real Estate as of a date after the date this Agreement becomes effective.
          [X] (b) An ALTA Owner's Policy, insuring in Buyer marketable title to the Real Estate as of a date the after this Agreement becomes effective, in the full amount of the Purchase Price.

4.02. See Section 18 on PAGE 1 OF 2 - BACK for additional provisions which apply here.

Section 5. SURVEY. [Mark 5.01 or 5.02]
[X]5.01. Seller shall provide and pay for a certificate of survey by an Indiana registered land surveyor, dated within 90 days prior to closing. The surveyor shall identify the location of corners by stakes on the Real Estate and by drawing on the survey. The survey shall also show the dimensions and the location of all building lines and easements affecting the Real Estate and whether or not the Real Estate is located in a flood hazard area.

[ ]5.02. Any survey of the Real Estate desired by Buyer will be at Buyer's expense.

Section 6. ZONING.
6.01. Buyer's intended use of the Real Estate is ESTABLISHMENT OF A BRANCH BANK
                                                 -------------------------------
OFFICE 6.02. If at the time of closing such intended use is not permitted by the applicable zoning ordinance, Buyer may terminate this Agreement.

Section 7. POSSESSION.
7.01. Seller shall deliver possession of the Real Estate to Buyer [at closing] provided closing occurs by such date; and if it does not, at closing). All crops planted upon the Real Estate prior to N/A , shall belong to Seller, and Seller shall have the right to ingress and egress across the Real Estate for the purpose of harvesting such crops. All other crops belong to Buyer.

Section 8. REAL ESTATE IMPROVEMENTS AND INSTALLATIONS. [Mark boxes that apply.]
8.01. Seller makes the representations here marked as being applicable:
          [ ](a) The Real Estate is a lot in a subdivision that meets all local codes and standards. AT SELLER'S EXPENSE. AND
                 ELECTRICAL SERVICE SHALL BE AVAILABLE. SEE
          [ ](b) The Real Estate is restricted to single-family homesites by zoning and recorded restrictive covenants. ADDENDUM.
          [X](c) The Real Estate is located on a paved street which has been either built to local government standards, or fully bonded for completion in accordance with such standards.
          [X](d) By the time closing is held, lines to bring to the Real Estate water service, sewer service, and electrical service will have been installed.
          [ ](e) The Real Estate is approved for installation of a private sewer system.
          [ ](f) The Real Estate has an adequate potable water supply which is available year round.

8.02. The Parties agree to the provisions here marked:

          (a) Seller shall construct recreational amenities and common areas in accordance with plans and specification for them on file with the applicable plan commission and relating to the subdivision in which the Real Estate is located. Seller shall fully bond the construction for completion. After their completion Seller shall either maintain them or convey them, for maintenance, to a community association to be formed by Seller for the benefit of owners of all lots in the subdivision.
          (b) The Purchase Price specifically excludes sidewalks, sewer taps, water taps, and all connection fees and system charges for any utility services. Buyer is to determine if a public sidewalk is required by the applicable governmental authorities and to install it, if required, at Buyer's cost.

8.03. Other than representations contained in this Section 8 and marked to be applicable., Seller has made no representations regarding the provision or completion by Seller of roads, of utility services for water, gas or electricity, or of recreational amenities and common areas, and Buyer has not relied upon any such other representations, except as Buyer here describes in
Section 14.


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Section 9. PROTECTIVE RESTRICTIONS, COVENANTS, LIMITATIONS AND EASEMENTS.

9.01. If the Real Estate is subject to and affected by certain recorded protective restrictions, covenants limitations and easements ("Covenants"), Seller shall furnish Buyer with a copy of the Covenants by the time evidence of title is provided under Section 4.

                THE FOLLOWING PROVISIONS APPLY TO THIS AGREEMENT

Section 17. ADDITIONAL PROVISIONS REGARDING PAYMENT OF PURCHASE PRICE.
17.01. PAYMENT OF PURCHASE PRICE BY CASH WITH NEW MORTGAGE.

          (a) If Buyer obtains a Commitment for a federally insured or guaranteed mortgage loan (for example, FHA or VA), and if the Purchase Price exceeds the amount of the Loan appraisal, Buyer may terminate this Agreement.
          (b) Upon written request from Seller or Listing Broker, Buyer shall inform the inquiring person of the progress of the Loan application. In addition, such person shall have the right to inquire of the lender concerning such progress, and Buyer authorizes the lender to disclose such progress and the terms being considered by the lender for a Loan. Further, Seller or Listing Agent may assist a lender in processing an application, but his action shall not prejudice or adversely affect the Loan application.
          (c) Upon written request from Seller or Listing Broker, Buyer shall give such person a copy or summary of the terms of Buyer's Loan application and a copy of the Commitment.
          (d) Buyer shall pay all Loan origination, inspection and underwriting fees, and all other closing expenses and costs imposed by the lender in giving Buyer Loan proceeds to purchase the Real Estate, except those which Seller is required to pay by law, and except the Points and closing fee Seller has agreed to pay under Subsection 1.02(c) and 20.08.
          (e) If Buyer having financing available upon terms at least as favorable as those stated in Subsection 1.02(b), fails to purchase the Real Estate, and Seller has not breached this Agreement, Seller may seek the remedies available under Sections 16 and 22.

Section 18.  ADDITIONAL PROVISIONS REGARDING EVIDENCE OF TITLE.
18.01. Buyer shall have a reasonable time before closing to have the evidence of title examined. Seller shall have a reasonable time to correct any title defect.

18.02. Title to the Real Estate shall not be considered unmarketable by reason of any of the following matters, and Buyer shall accept title subject to them:
(a) recorded building restrictions, restrictive covenants, conditions and other use restrictions ("Restrictions") applicable to the Real Estate; (b) recorded or visible easements for public roads, utilities, or public purposes ("Easements"); and (c) any other matter specifically accepted by Buyer in writing at or prior to closing.

PROVIDED, however, that at the time of closing:(1) there is no existing violation of the Restrictions; (2) there is no provision of reversion, re-entry, or forfeiture of title by reason of violation of the Restrictions; and (3) the Restrictions and Easements will not materially interfere with Buyer's intended use of the Real Estate as stated in Subsection 6.01, or as otherwise provided in this Agreement.

18.03. Issues of marketability shall be resolved by reference to the Standards of Marketability of The Allen County Indiana Bar Association in effect at the time marketability is determined.

18.04. Notwithstanding Seller's obligation under Subsection 4.01(b), Seller shall pay the charges and premiums for issuance of the Owner's policy for the Purchase Price of the unimporved Real Estate only, Buyer shall pay the charges and premiums for issuance of any Loan policy issued for the Real Estate, and for the increase of the Owner's Policy to include the value of any improvements later constructed on the Real Estate.

18.05. If Seller is providing evidence of title under Subsection 4.01(b), Seller shall deliver to Buyer, without charge, and Abstract of Title in Seller's possession for the Real Estate.

Section 19. ADDITIONAL PROVISIONS REGARDING CONDITION OF REAL ESTATE.
19.01. BUYER'S RIGHT OT INSPECTION.

          (a) Buyer may have the Real Estate inspected, and Seller agrees to make the Real Estate available for such inspection. All inspections and written reports of them (except those required by a lender in connection with a mortgage loan) shall be made within thirty (30) days after the date this Agreement becomes effective.

          (b) Inspections shall be a Buyer's expense by qualified, independent inspectors selected by Buyer. An inspector is considered "independent" if the inspector is unrelated to the parties and will not realize direct or indirect financial benefit (other than receipt of a fee for services rendered) as a result of performing an inspection. The inspections may include, but are not limited to: soil conditions, site suitability, availability of utility services, including private sewer and well, if applicable, and a hazardous waste audit. Inspections required by a lender do not fulfill Buyer's right of inspection under Subsection 19.01.

          (c) If an inspection report reveals a major defect ("Defect") in any of the systems and items referred to in Section 19.01(b) that could reasonably interfere with Buyer's intended use of the Real Estate, Buyer shall give Seller a copy of such report within 5 days after receiving it. At the same time (and within such 5 days) Buyer shall identify, either on the copy or in a separate document delivered to Seller, each Defect (which must be a major one) Buyer wants cured. Within 10 days after Seller receives such copy or document, Seller may give notice to Buyer which of such defects (all, some or none - to be stated in the notice) Seller is willing to cure. Each Defect Seller undertakes to cure shall be cured to Buyer's reasonable satisfaction, and before closing or at a time otherwise agreed to by the parties. If Seller responds that Seller will cure only some or none of the Defects set out in Buyer's notice, Buyer shall have 5 days from receipt of Seller's notice to accept or reject Seller's response.

          (d) Subject to Section 19.01.(f), either party may terminate this Agreement if: (1) Seller states in the notice give to Buyer that Seller will not cure all of the Defects (which must be major) Buyer wants cured; or (2) Buyer rejects Seller's response; or (3) either party fails to timely give such notice, as provided in Subsection 19.01(c).

          (e) Buyer may WAIVE Seller's inability or unwillingness to cure any Defect Buyer wants cured, by giving Seller notice to that effect within 15 days after Seller has given notice of termination. If Buyer so waives, the parties shall proceed to closing without any obligation on Seller to cure the Defect(s).

          (f) Neither of the parties shall have the right to terminate this Agreement if: (1) the cost of curing all Defects does not exceed $100 (which cost shall be paid by Seller); or (2) the Defect is one which Buyer has acknowledged and agreed to accept in this Agreement.

          (g) WAIVER: If Buyer fails to timely obtain the inspection and the report described in Section 19.01(a) , or fails either to timely give Seller a copy of the inspection report or to timely identify each Defect Buyer wants cured, Buyer shall be deemed to have WAIVED Buyer's rights to have an inspection (together with a report on it), or to have Seller cure any Defect disclosed by the inspection. In such event, neither Seller nor Buyer may terminate this Agreement under Section 19.01.

19.02. WAIVER OF DEFECTS AND RELEASE OF SELLER - "AS IS" TRANSACTION.
          (a) Buyer acknowledges Buyer has had the opportunity to require, as a condition of this Agreement, that the inspection described in Subsection 19.01(b) be made and the Subsection 19.01 apply. BUYER WAIVES THE RIGHT TO HAVE SUCH INSPECTIONS AND TO HAVE SUBSECTION
               17.01 APPLYS, and relies upon Buyer's own examination. BUYER FURTHER RELEASES SELLER FROM ANY AND ALL LIABILITY RELATING TO ANY DEFECT OR DEFICIENCY AFFECTING THE REAL ESTATE, and agrees to purchase the Real Estate "AS IS."

          (b) Inspections required by a lender in connection with a mortgage loan are not included in this waiver.

19.03. MAINTENANCE.

          (a) Until Seller delivers possession of the Real Estate to Buyer, Seller shall maintain it in the same condition as existed:
               (1) [if Subsection 19.01 applies] at the later of the time: (A) of Buyer's last inspection made under Subsection 19.01(a); or (B) when all defects revealed by inspection reports properly obtained by Buyer are cured by Seller, if required by this Agreement.
               (2)  [if Subsection 19.02 applies] at the time of Buyer's last examination before this Agreement became effective.
          (b)  Prior to closing, Buyer may inspect the Real Estate to determine whether Seller has complied with Subsection 19.03(a).
          (c) The failure by Seller to so maintain the Real Estate shall be considered a breach of this Agreement. However, Buyer shall have no claim against Seller for a failure to properly maintain the Real Estate if the reasonable cost of repairing or restoring it to the condition applicable under Subsection 19.01(a) is less than $100, payment of which cost is Buyer's obligation. If such cost is $100 or more, Seller shall pay the excess cost over Buyer's obligation.

19.04. SURVIVAL. The provisions of Section 19 agreed to by the parties shall survive closing.

Section 20. ADDITIONAL PROVISIONS REGARDING CLOSING.
20.01. Closing shall be held on the later of: (a) the date stated in Subsection 13.01; or (b) the date all conditions imposed by this Agreement are satisfied [for example, title requirements are met, financing is available (if applicable), surveying is completed and streets and utility lines have been extended to the Real Estate (if applicable)]. The time and place of closing shall be agreed to by the parties in good faith. The closing agent or a lender may, for its convenience or accommodation, extend the closing date for not more than 7 days, provided that the extension does not cause a Commitment to expire. Upon payment of the Purchase Price in accordance with Subsections 1.01, 1.02, or 1.03(b) (whichever is applicable), Seller shall deliver a properly executed general warranty deed ("Deed") conveying the Real Estate to Buyer. If the Real Estate is being purchased under a Contract, or a Note and Mortgage, the applicable document(s) shall be executed and delivered at closing, as provided in Subsection 1.03.

20.02. Seller shall provide and pay for the Deed, or the Contract, any Note and Mortgage required under Subsection 1.03(b), and all other documents which are necessary for title to the Real Estate to meet legal requirements under this Agreement, and for the transaction to comply with applicable tax laws.

20.03. In each case of delivery of Deed by Seller, whether at a closing or upon payment in full of a Contract, Seller shall also execute and deliver a Closing Affidavit and Representations ("Closing Affidavit") on the form of The Allen County Indiana Bar Association in effect at the time of delivery. If the Real Estate is being purchased under a Contract and Buyer requests a Closing Affidavit, Seller shall provide and pay for one at that time.

20.04. Upon Buyer's request, Seller shall also provide and pay for a certification of non-foreign status under the Foreign Investment in Real Estate Property Tax Act ("FIRPTA") of the Internal Revenue Code. If such certification is not so provided, Buyer may withhold from Seller's proceeds any tax due under FIRPTA.

20.05. If the Real Estate is a subdivided lot, by closing, Seller shall furnish Buyer with evidence of proper approval and recordation of the subdivision plat and any applicable covenants.

20.06. If this transaction is not closed because of Buyer's breach of this Agreement, or because Buyer or Buyer's Broker gives notice to or, otherwise informs Seller, the Listing Broker, or any agent of Seller, that Buyer does not intend to purchase the Real Estate, Seller may terminate this Agreement, and pursue appropriate remedies available under sections 16.01 and 22.01.

20.07. Seller shall bear risk of loss and damage to the Real Estate until the time of closing and Buyer shall bear such risk after such time.

20.08. The fee charged by any closing agent (including an attorney acting as a closing agent for both parties, or Buyer's lender acting in such capacity) for closing services shall be paid equally by the parties, except Seller shall pay such fee if required by law. Any professional service fee (commission) due to Broker under a Listing Agreement signed by Seller or Buyer Brokerage Agreement signed by Buyer shall be withheld and paid by the closing agent at closing, as provided by said agreement or as provided herein.

20.09. If by the date closing is held, the representations of Seller made in Subsection 8.01 are inaccurate or prove to be false, or under the construction or bonding required under Subsection 8.02(a) (if applicable) has not occurred, either party may terminate this Agreement.
Section 21. AGENCY DISCLOSURE. (See Section 15 on Page 2 of 2 Front)

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Section 10. CONDITION OF REAL ESTATE.
10.01. ELECTION BY BUYER. Buyer or Buyer's spouse has made, BEFORE SIGNING THIS AGREEMENT, a personal on-the-site inspection of the Real Estate, and makes this agreement in good faith. This Agreement contains IMPORTANT PROVISIONS set forth in Section 19 on PAGE 1 OF 2 - BACK. By initialing below, Buyer selects which of Subsections 19.01 or 19.02 is to apply. (Select ONLY ONE of the following: each person who is a Buyer must initial.)

          (a)  Buyer's Right to Further Inspection under Subsection 19.01.
                               [Initials of Buyer]
               ----------------

          (b)  WAIVER of Defects and RELEASE of Seller - "AS IS" Transaction
               under Section 19.02           [initials of Buyer]
                                  -----------

10.02. MAINTENANCE. See Subsection 19.03 on PAGE 1 OF 2 - BACK for provisions which apply here.

Section 11.
11.01. OFFER - ACCEPTANCE. By executing and delivering this instrument, Buyer is making an offer to Seller. This offer expires at 11:59 P.M. (local time), AUGUST 21, 2001, unless Seller timely accepts it. A party accepting an offer or a counteroffer shall do so in writing given to the other party or the party's broker or agent at or before the time the offer or counteroffer expires. A party may communicate such acceptance or counteroffer by delivering a photocopy or electronically transmitted copy of the writing to the other party's broker or agent.

11.02. EFFECTIVENESS OF AGREEMENT. Upon timely and proper acceptance of an offer or a counteroffer an agreement between the parties will become effective, and the parties will then be bound. This Agreement shall continue in effect notwithstanding nonpayment by Buyer of additional earnest money due under Subsection 12.02. (if applicable).

11.03. INCORPORATION OF TERMS AND ACKNOWLEDGMENT OF RECEIPT. The provisions in Sections 17 through 26 on PAGE 1 OF 2 - BACK, AND PAGE 2 OF 2 - BACK are incorporated by reference in, and are part of, this Agreement. By signing this Agreement, the parties acknowledge receipt of a copy of it.

Section 12. EARNEST MONEY.
12.01. At the time Buyer's offer is made and as part of it, Buyer has deposited the sum of $20,000.00 as earnest money. Within ____________ days after this Agreement becomes effective, Buyer shall deposit the sum of $______________ as earnest money. If Buyer fails to do so, Seller may seek the remedies available under Subsection 16.01 and 22.01.

12.02. All earnest money deposited by Buyer under this Agreement shall be deposited with Seller's Listing Broker, or if there is none, then with Seller's Agent or with Seller ("Holder"). By accepting earnest money, Holder agrees to be subject to and bound by the provisions of this Agreement regarding disposition of earnest money and remedies for a breach under it, even though this Agreement does not become effective. Money so deposited shall be held in escrow subject to this Agreement. If this Agreement does not become effective, Holder shall return the earnest money to Buyer. If Holder pays earnest money as provided in this Agreement, there shall be no liability for having so held or paid it, and the PARTIES RELEASE Holder from any such liability. At closing, Buyer shall receive credit toward the Purchase Price for earnest money deposited.

12.03. DISPOSITION OF EARNEST MONEY. After this Agreement becomes effective, and is subsequently terminated, and the earnest money should be dispersed, Holder shall send an authorization and release form ("Authorization") simultaneously to the parties designating the party to whom the Holder intends to disperse the earnest money. Transmittal of the Authorization shall be pursuant to the provisions of Subsection 24.02. When Holder receives an executed Authorization from each party, Holder shall disperse the earnest money as provided in this section. If Holder fails to receive such an Authorization from each party within 7 days after Holder sends it, Holder shall have the option to:
          (a) Retain possession of the earnest money until Holder receives a written agreement signed by both parties, or receives the order of an arbitrator or an order of a court of competent jurisdiction directing disposition of the earnest money; or
          (b) As may be appropriate, either request arbitration between the parties, or commence suit requesting a court of competent jurisdiction to determine the party lawfully entitled to the earnest money, and to order deposit of the earnest money with the clerk, and excuse Holder from further responsibility for the earnest money.

12.04. Provided Holder complies with the terms of this Agreement, Holder's reasonable costs and expenses (including by way of example and not by way of limitations, court costs and attorney fees) shall be recoverable from the party who does not prevail in a contest for the earnest money. In the event of a settlement by the parties after the expiration of the 7 day period, then both parties shall be equally liable for Holder's said costs and expenses.

12.05. If a period of 90 days elapses from the date Holder sends an Authorization under Subsection 12.03, and Holder neither receives an executed Authorization from both parties, nor receives notice of the commencement of arbitration or suit to resolve any dispute regarding disposition of the earnest money, then Holder shall decide upon a plan of distribution of the earnest money, and shall give 30 day notice of such plan to the parties and a party's broker involved in the sale. Unless Holder receives notice in said 30 day period of the institution of arbitration proceedings or notice of filing of suit, Holder shall disperse the earnest money in the manner and to the persons designated in the notice. Thereafter, neither the parties nor the brokers shall have any further claims, actions or causes of action against each other arising out of the disposition of the earnest money.

Section 13. CLOSING.
13.01. The closing date shall be subject to the provisions in Subsection 20.01. In no event shall closing occur, or the Deed be delivered, more than 180 days from the date this Agreement becomes effective.

13.02. See Section 20 on PAGE 1 OF 2 - BACK for additional provisions which apply here.

Section 14. OTHER PROVISIONS:

SEE ATTACHED ADDENDUM
--------------------------------------------------------------------------------

Buyer: TOWER FINANCIAL CORPORATION               Buyer:
       -------------------------------------           -------------------------

By:      /s/ Kevin J. Himmelhaver
   ------------------------------------      -----------------------------------
        (Printed or Typed Name and                (Printed or Typed Name and
              Tax I.D. No.)                               Tax I.D. No.)

Address:                                              Telephone:
        -------------------------   ------------------          ----------------

Section 15. BROKERAGE RELATIONSHIP AND DISCLOSURE FORM.
15.01. Confirmation of Brokerage Relationship (Completion of this section requires prior execution of appropriate disclosure form(s). ) The following brokerage relationship(s) is/are confirmed for this transaction. (PLEASE PRINT):

LISTING FIRM:                            SELLING FIRM:
             -------------------------                 -------------------------
BROKER/ASSOCIATE:                        BROKER/ASSOCIATE:
                 ---------------------                    ----------------------
Telephone No.:                           Telephone No:
              ------------------------                --------------------------
              is the broker of (check one):        is the broker of (check one):
              [ ] Seller exclusively; or           [ ] Buyer exclusively; or
              [ ] both Buyer and Seller            [ ] Seller exclusively; or
                                                   [ ] both Buyer and Seller

Section 16. REMEDIES OF PARTIES.
16.01. If this Agreement becomes effective and Buyer, having no right or option to terminate this Agreement, fails to complete the purchase as provided in this Agreement, BUYER SHALL PAY TO SELLER, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AN AMOUNT EQUAL TO THE GREATER OF FIVE PERCENT (5%) OF THE PURCHASE PRICE, OR THE EARNEST MONEY DEPOSITED BY BUYER ("Damages"). Other than the remedies available under Section 22.01, Seller shall then have no other remedy against Buyer at law or in equity. Earnest money deposited shall be credited against the Damages.

16.02. MANDATORY ARBITRATION. All claims, disputes, or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof concerning amounts in controversy that do not exceed in the aggregate $3,500 shall be submitted to binding arbitration as provided in Section 22. BY SIGNING THIS AGREEMENT, THE PARTIES AGREE TO BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 16 AND 22.

16.03. Section 22 on PAGE 2 OF 2 BACK for additional provisions which apply here.

                       UNCONDITIONAL ACCEPTANCE BY SELLER

Seller accepts the offer made by Buyer as set forth above,without charge or
condition.  Dated:   AUGUST 20, 2001
                   ------------------

Seller:  J - J PARENT CORPORATION             Seller:
        ---------------------------------            ---------------------------
By:      /s/ J.R. Parent
    -------------------------------------     ----------------------------------

Address:  P.O. Box  13645, Fort Wayne, Indiana 46865     Telephone:
        ------------------------------------------------           -------------
         CONDITIONAL ACCEPTANCE BY SELLER (COUNTEROFFER)

Seller accepts the offer made by Buyer as set forth above, SUBJECT, HOWEVER,TO THE FOLLOWING PROVISIONS:

This counteroffer expires at 11:59 P.M. (local time),                 , 20    .
                                                     -----------------    ----
Dated:       20
      -------  -----

Seller                                        Seller:
      ---------------------------------              ---------------------------
                (Signature)                                  (Signature)

---------------------------------------  ---------------------------------------
(Printed or Typed Name and Tax I.D. No.) (Printed or Typed Name and Tax I.D. No)

Address:                                              Telephone:
        ---------------------------------------------           ----------------

                   BUYER'S ACCEPTANCE OF SELLER'S COUNTEROFFER

Buyer accepts and agrees to the provisions set forth above in Seller's
counteroffer. Dated:                 20
                    ----------------   ------

Buyer:                                         Buyer:
       -------------------------------------         ---------------------------
                  (Signature)                                (Signature)

                       EARNEST MONEY (SECTION 12 APPLIES.)

Received $   20,000.00    as earnest money on    August 14, 2001-
          --------------                     -----------------------------------
                                                           (Signature of Holder)
Received $                as additional earnest money on                  20
          --------------                                ------------------
      /s/ J.R. Parent
----------------------------
    (Signature of Holder)

                               PAGE 2 OF 2 - BACK

Section 22. ADDITIONAL PROVISIONS REGARDING REMEDIES OF PARTIES.
22.01. If Buyer breaches this Agreement, and the matter is not submitted to arbitration, Seller shall be entitled to file suit in a court of competent jurisdiction to recover in addition to any remedies available under this Agreement, all reasonable costs and expenses, including attorney fees, incurred by Seller due to Buyer's breach.

22.02. If Seller breaches this Agreement, and the matter is not submitted to arbitration, Buyer shall be entitled to file suit in a court of competent jurisdiction to recover in addition to any legal and equitable remedies available (including specific performance), all reasonable costs and expenses, including attorney fees, incurred by Buyer due to Seller's breach.

22.03. The following are provisions for arbitration:
          (a) The parties agree that the arbitrating agency ("Arbitrator") shall be the Better Business Bureau of Northeastern Indiana, Inc. ("BBB") However, if BBB is not able to conduct arbitration because it does not operate in a county where the Real Estate is located, but another Better Business Bureau operates there, that Better Business Bureau shall be the arbitrator, unless the parties agree on another arbitrator or arbitrating agency.
          (b) If a party believes in good faith that the aggregate amount in controversy exceeds, or is likely to exceed, the monetary limit specified in Subsection 16.02, that party, as the objecting party, shall give the Arbitrator and the other party, notice to that effect. Each party may then give the Arbitrator (with a copy given to the other party) documents or writing to support the position of a party, within such time limits as the Arbitrator may impose. The Arbitrator will determine whether the aggregate amount in controversy is, or is likely to be, within the monetary limit specified in Subsection 16.02. The Arbitrator's determination of the amount in controversy shall not be binding upon the parties, and may be the subject of a declaratory judgment action in any court having jurisdiction of the controversy. If a party desires to contest the Arbitrator's determination of the amount in controversy, the parties shall file a declaratory judgment action in a court of competent jurisdiction within fifteen (15) days of the date the Arbitrator gives notice to the parties of such determination. If such action is not filed timely, the parties shall waive their right to contest the Arbitrator's determination.
          (c) If a determination is that the amount in controversy exceeds, or is likely to exceed, the monetary limit specified in Subsection 16.02, either party may withdraw from arbitration, However, both parties may consent in writing to arbitration, in which case the provisions of Subsection 22.03(j) apply.
          (d) A party begins the process of arbitration by giving, to the other party and to the Arbitrator, a notice briefly stating the party's claim, the grounds for it, and the aggregate amount in controversy.
          (e) Such notice is a request to start arbitration. Because this Agreement contains an agreement for binding arbitration as to matters within the monetary limit specified in Subsection 16.02, no party may reject arbitration for failure to agree on the issues, or for failure to sign an agreement with the Arbitrator.
          (f) If a party seeks an award which includes: (1) loss of wages; (2) damages for personal injury or mental anguish, or both; (3) punitive damages; (4) consequential damages; or (5) any other element of damages; that party shall give, to the other party and to the Arbitrator, a notice to that effect. The notice shall state the amount claimed for each item for which an award is sought. An award cannot exceed the total amount sought by a party.
          (g) The Arbitrator shall conduct arbitration according to its rules, but SUBJECT TO the Indiana Uniform Arbitration Act (IC 34-4-2), if the Real Estate is located in Indiana, or to an act or statute on arbitration of another state in which the Arbitrator operates and the Real Estate is located. In case of any conflict between rules of the Arbitrator and applicable legislation, the applicable legislation controls.
          (h) The purpose of arbitration is to resolve disputes within the monetary limit specified in Subsection 16.02; and to provide for enforcement of the award by a court, if necessary, by its entering judgment on the award as authorized by applicable legislation.
          (i) The parties shall share equally the cost of the arbitration process as determined under the rules of the Arbitrator. If by reason of membership in the Arbitrator or other affiliation with it, a party is not responsible for such cost, the other party shall pay its own share of such cost.
          (j) In the arbitration process the Arbitrator shall neither award attorney fees nor allocate between the parties any other costs or expenses incurred by a party in the arbitration process. Each party shall be responsible for fees, costs or expenses incurred by such party, including fees, costs or expenses of legal counsel representing such party.

22.04. The provisions in Subsection 22.03 shall not affect the provision for recovery of fees and expenses of the Holder of earnest money as provided in Subsection 12.04.

22.05. The obligations of a party breaching this Agreement, and the rights of the other party to the remedies provided, shall survive this Agreement.

Section 23. RELEASE OF BROKERS.
23.01. Except for a material misrepresentation made by a broker acting in the capacity as a Seller's Broker, Subagent, Buyer's Broker or Limited Agent, the PARTIES RELEASE each such person from liability from any defect or deficiency now existing or later discovered relating to the Real Estate, and all systems, appliances or equipment on it. These provisions shall survive closing.

Section 24. MANNER OF TERMINATING THIS AGREEMENT AND NOTICE.
24.01. If either party wishes to terminate this Agreement pursuant to an option to do so granted by this Agreement, a party shall give the other party notice of termination, stating with reasonable detail the basis for termination. The termination shall become effective on the fifteenth day after the date notice is given, unless on or before that day: (a) the defect or default stated in the notice shall have been cured; (b) the party having the option to terminate gives notice to the other of either a WAIVER of the condition or contingency upon which such option is based, or an EXTENSION of the time within which such condition or contingency is to be performed or satisfied; or (c)Buyer shall have given Seller notice that Buyer will pay the Purchase Price without regard to the manner of payment stated in Subsections 1.02 and 17.01.

24.02. Any notice provided under this Agreement shall be in writing and given to the other party at the party's address stated in this Agreement, or to the party's broker at the broker's principal place of business, or at such other address as a party may designate in a notice. Notice shall be deemed given when:
(a) personal service of the notice is made on the party to be notified; (b) the notice is mailed to the party to be notified by means of certified or registered U.S. mail, return receipt requested, postage prepaid; or (c) the notice is sent to the party to be notified by express courier such as "Federal Express", or "Purolator", or such other similar carrier guaranteeing next day delivery.

24.03. Refusal by a party to accept delivery of a notice (whether by mail or otherwise) cannot defeat the giving of a notice.

Section 25. ENVIRONMENTAL REPRESENTATIONS OF SELLER.
25.01. To the best knowledge of Seller, based on an inquiry of those persons directly responsible for gathering the information, there does not currently exist any actual or potential contamination of the soil, subsoil, ground water, or any other portion of the Real Estate by any hazardous or toxic substance or their constituents, or any underground tanks on the Real Estate (other than for the use of motor fuel or heating oil for use and consumption of Seller on the premises), and no environmental filings have been made concerning the Real Estate with any governmental agency.

25.02. To the best knowledge of Seller, based on an inquiry of those persons directly responsible for gathering the information, Seller has complied at all times with all applicable federal, state and local environmental laws and regulations, including, without limitation, the Indiana Responsible Property Transfer Law, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, Superfund Amendments and Reauthorization Act of 1986, any of the regulations under them, and any other federal statute and any state statute or municipal ordinance creating liability for the treatment, storage, disposal, arranging, or the existence on the Real Estate of any hazardous or toxic substance, including their constituents. If requried, Seller shall timely furnish Buyer with an environmental disclosure statement complying with the Indiana Responsible Property Transfer Law.

Section 26. MISCELLANEOUS.
26.01. This Agreement shall bind, and inure to the benefit of the parties and their heirs, personal and legal representatives, successors and assigns and shall be interpreted under the laws of the State of Indiana.

26.02. Time is of the essence of this Agreement.

26.03. Headings are for reference only, and do not affect the provisions of this Agreement. Where appropriate, the masculine gender shall include the feminine or the neuter, and the singular shall include the plural.

26.04. The Agreement contains all of the agreements of the parties, all prior negotiations, understandings and agreements having been merged into it. Amendments of this Agreement shall not be effective unless made in writing and signed by the parties.

26.05. In computing a time period prescribed in this Agreement, the day of the act or event shall not be counted. All subsequent days, including intervening weekend days and holidays, shall be counted in the period. The last day of the period so computed is to be included unless it is a weekend day or a legal holiday as defined under Indiana law, in which case the period is to be extended to the next day that is not a weekend day or holiday.

26.06. The representations, warranties and agreements contained in this Agreement and in any notices, schedules, or certificates delivered pursuant to this Agreement shall survive it, and shall remain in full force and effect, subject to all limitations and other provisions contained in this Agreement.

                         ADDENDUM TO PURCHASE AGREEMENT


     Addendum to Purchase Agreement dated August 14, 2001, between J -J PARENT CORPORATION ("Seller") and TOWER BANK & TRUST COMPANY ("Buyer').

     This purchase is contingent upon the following terms and conditions:

     1. Buyer shall be permitted to make necessary soil tests to determine whether soil conditions are satisfactory for construction of a branch bank improvement, drive- through and parking lot without installation of any pilings.

     2. Seller shall provide a covenant at closing agreeing that it, its officers and directors and its successors will not lease or sell any space in Stellhorn Corners Shopping Center, Fort Wayne, Indiana, or other real estate now owned or owned in the future by Seller, its officers and directors and its successors located within one-half (1/2) mile of Stellhorn Corners Shopping Center, Fort Wayne, Indiana, for the purpose of the operation of any other financial institution. The covenant shall terminate upon the premises being sold by Buyer for a purpose other than the operation of a financial institution five
(5) years from date of conveyance.

     3. Seller shall provide Buyer with all necessary crossover easements for ingress and egress as requested by Buyer.

     4. Seller shall obtain approval from all necessary governmental agencies to bring drainage and sewer connections for both storm and sanitary sewers to the property lines without expense to Buyer except usual tap-in fees, and Seller shall provide for the construction and maintenance of detention ponds and common areas within Stellhorn Corners Shopping Center upon terms acceptable to Buyer.

     5. Approval of Buyer's site plan from all necessary governmental authorities within ninety (90) days and Buyer obtaining regulatory approval from air necessary banking authorities to operate a branch bank at the location upon terms acceptable to Buyer. Seller shall reimburse Buyer for any costs incurred by Buyer that are necessary requirements of the Plan Commission to allow Buyer to obtain approval of its Secondary Development Plan. These costs shall be limited to areas of the Stellhorn Corners commercial development other than those solely involving the real estate being purchased by Buyer. Sellers approval shall be obtained before the costs are incurred.

     6. Seller to provide Buyer with a copy of a satisfactory Phase I Environmental Study.

     7. Approval by Buyer of any proposed restrictions, covenants, CAM charges and architectural control regulations and all easements affecting the above-described real estate and real estate, described as Stellhorn Corners.

     8. Agreement between the parties for signage installation providing for one
(1) 100 sq. foot free-standing sign on site.

     9. Seller shall complete all requirements of the Fort Wayne City Plan letter of January 30, 2001, regarding the Primary Development Plan for Stellhorn Corners.

     10. Seller, as the controlling member of the Architectural Control Committee, agrees to consult with Buyer to insure that future improvements located in Stellhorn material and quality .

Dated: August 14, 2001


J -J PARENT CORPORATION                    TOWER BANK & TRUST COMPANY


By:      /s/ J. R.  Parent                 By:     /s/ Kevin J. Himmelhaver
    ----------------------------              ----------------------------------

TOWER BANK


Part of the West Half of the Northeast Quarter of Section 27,'Township 31 North, Range 13 East, Allen County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of Section 27, Township 31 North, Range 13 East, Allen County, Indiana; thence South 88 degrees 25 minutes 33 seconds East (Bearing based on the plat of Cambridge Oaks, Section I, as recorded in Plat Book 33, pages 21-23 in the Office of the Recorder of Allen County) along the North line of the NE. 1/4 of Sec. 27-31-13, a distance of 672.47 feet; thence South 00 degrees 35 minutes 53 seconds West, a distance of 60.01 feet to a point located on the proposed 60-foot right-of-way line of Stellhorn Road; thence South 88 degrees 25 minutes 33 seconds East along said proposed right-of-way line, ; parallel with and 60.0 feet Southerly of the North line of the NE. 1/4 of Sec. 27-31-13, a distance of 292.10 feet to the TRUE POINT OF BEGINNING, being a point on the centerline of a 60-foot wide ingress and egress easement; thence continuing South 88 degrees 25 minutes 33 seconds East along said proposed right-of-way line, a distance of 195.92 feet; thence South 00 degrees 45 minutes 32 seconds West, a distance of 50.00 feet; thence South 88 degrees 25 minutes 33 seconds East, a distance of 40.00; thence South 43 degrees 50 minutes 00 seconds East, a distance of 35.61 feet; thence South 00 degrees 45 minutes 32 seconds West, a distance of 170.02 feet; thence North 88 degrees 25 minutes 33 seconds West, a distance of 284.72 feet to a point on the centerline of a 60-foot wide ingress and egress easement; thence North 00 degrees 35 minutes 00 seconds East along said centerline, a distance of 42.96 feet; thence North 12 degrees 46 minutes 20 seconds East along said centerline, a distance of 116.22 feet; thence North 00 degrees 35 minutes 00 seconds East along said centerline, a distance of 88.05 feet to the point of beginning, containing 1.440 acres (62,724.7 square feet).

SUBJECT TO AND TOGETHER WITH: An easement for ingress, egress and utilities being part of the West Half of the Northeast Quarter of Section 27, Township 31 North, Range 13 East, Allen County, Indiana, more particularly described as follows:

Commencing at the Northeast corner of the West Half of the Northeast Quarter of
Section 27, Township 31 North, Range 13 East, Allen County, Indiana; thence South 00 degrees 52 minutes 22 seconds West (assumed bearing and basis for this description) along the East line of the W 1/2 of the NE 1/4 of Section 27-31-13 a distance of 791.35 feet to the POINT OF BEGINNING; thence North 87 degrees 20 minutes West a distance of 154.30 feet; thence North 38 degrees 17 minutes 42 seconds West a distance of 74.41 feet; thence North 16 degrees 13 minutes 05 seconds West a distance of 50.76 feet to a point of curvature; thence Northwesterly on a curve to the left having a radius of 240.0 feet, a central angle of 33 degrees 11 minutes 55 seconds, a chord bearing of North 32 degrees 49 minutes 03 seconds West, an arc distance of 139.06 feet; thence North 49 degrees 25 minutes West a distance of 41.84 feet to a point of curvature; thence Northerly on a curve to the right having a radius of 135.0 feet, a central angle of 50 degrees 00 minutes, a chord bearing of North 24 degrees 25 minutes West, an arc distance of 117.81 feet; thence North 00 degrees 35 minutes East a distance of 176.14 feet; thence North 12 degrees 46 minutes 20 seconds East a distance of 116.18 feet; thence North 00 degrees 35 minutes East a distance of
150.79 feet to a point on the North line of the W 1/2 of the NE 1/4 of

Section.27-31-13, said point being 350.86 feet West of the Northeast comer of the W 1/2 of the NE 1/4 of Section 27-31-13; thence North 88 degrees 25 minutes 33 seconds West along the North line of the W 1/2 of the NE 1/4 of Section 27-31-13 a distance of 60.00 feet; thence South 00 degrees 35 minutes West a distance of 145.38 feet; thence South 12 degrees 46 minutes 20 seconds West a distance of 116.22 feet; thence South 00 degrees 35 minutes West a distance of
182.55 feet to a point of curvature; thence Southeasterly on a curve to the left having a radius of 195.0 feet, a central angle of 0 degrees 00 minutes, a chord bearing of South 24 degrees 25 minutes East, an arc distance 170.17 feet; thence South 49 degrees 25 minutes East a distance of 41.84 feet to a point of curvature; thence South Easterly on a curve to the right having a radius of
180.0 feet; a central angle of 33 degrees 11 minutes 55 seconds, a chord bearing of South 32 degrees 49 minutes 03 seconds East an arc distance of 104.30 feet; thence South 16 degrees 13 minutes 05 seconds East a distance of 125.00 feet; thence South 54 degrees 25 minutes 26 seconds East a distance of 85.00 feet; thence South 76 degrees 36 minutes 47 seconds East a distance of 82.34 feet; thence South 89 degrees 07 minutes 38 seconds East a distance of 86.49 feet to a point on the East line of the W 1/2 of the NE 1/4 of Section 27-31-13; thence North 00 degrees 52 minutes 22 seconds East along the W 1/2 of the NE 1/4 of
Section 27-31-13, a distance of 92.31 feet to the point of beginning, containing
1.633 acres, subject to road rights of way and easements.

STORM DRAIN EASEMENT

An easement for a storm drain, 20.0 feet in width, lying 10.0 feet on either side of the following described centerline:

Part of the West Half of the Northeast Quarter of Section 27, Township 31 North, Range 13 East, Allen County, Indiana, more particularly described as follows:

Commencing at the Northeast corner of the West Half of the Northeast Quarter of
Section 27, Township 31 North, Range 13 East, Allen County, Indiana; thence South 00 degrees 52 minutes 22 seconds West (assumed bearing and basis for this description) along the East line of the W 1/2 of the NE 1/4 of Section 27-31-13 a distance of 791.35 feet; thence North 87 degrees 20 minutes 00 seconds West, a distance of 68.48 feet to the TRUE POINT OF BEGINNING; thence South 43 degrees 07 minutes 31 seconds East, a distance of 20.68 feet; thence South 05 degrees 34 minutes 45 seconds West, a distance of 348.49 feet; thence South 57 degrees 53 minutes 07 seconds West, a distance of 73.56 feet; thence North 87 degrees 24 minutes 40 seconds West, a distance of 293.13 feet; thence South 00 degrees 03 minutes 38 seconds West, a distance of 431.48 feet to the point of termination, being a point on the South line of the owner's land, 11.28 feet Westerly of the Southeast corner thereof; said easement contains 0.931 acres.

COMMON AREA

Part of the West Half of the Northeast Quarter of Section 27, Township 31 North, Range 13 East, Allen County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of Section 27, Township 31 North, Range 13 East, Allen County, Indiana; thence South 88 degrees 25 minutes 33 seconds East (Bearing based on the plat of Cambridge Oaks, Section I, as recorded in Plat Book 33, pages 21-23 in the Office of the Recorder of Allen County) along the North line of the NE. 1/4 of Sec. 27-31-13, a distance of 672.47 feet; thence South 00 degrees 35 minutes 53 seconds West, a distance of 60.01 feet to a point located on the proposed 60-foot right-of-way of Stellhorn Road; thence South 88 degrees 25 minutes 33 seconds East along said proposed right-of-way line, parallel with and 60.0 feet Southerly of the North line of the. 1/4 of Sec. 27-31-13, a distance of 488.02 feet to the TRUE POINT OF BEGINNING; thence continuing South 88 degrees 25 minutes 33 seconds East along said proposed right-of-way line, a distance of 140.01 feet to its intersection with the proposed 50-foot right-of-way line of Lahmeyer Road; thence South 00 degrees 45 minutes 32 seconds West along said proposed right-of-way line, parallel with and 50.0 feet Westerly of the centerline of said Lahmeyer Road, a distance of 730.54 feet to a point on the Northerly line of an ingress, egress, and utility easement; thence North 87 degrees 20 minutes 00 seconds West along said Northerly line, a distance of 111.11 feet; thence North 38 degrees 17 minutes 42 seconds West along said Northerly line, a distance of 74.41 feet; thence North 16 degrees 13 minutes 05 seconds West along said Northerly line, a distance of 50.76 feet; thence North 51 degrees 05 minutes 50 seconds East, a distance of 105.00 feet; thence North 03 degrees 53 minutes 20 seconds East, a distance of 310.00 feet; thence North 00 degrees 45 minutes 32 seconds East, a distance of 170.02 feet; thence North 43 degrees 50 minutes 00 seconds West, a distance of 35.61 feet; thence North 88 degrees 25 minutes 33 seconds West, a distance of 40.00 feet; thence North 00 degrees 45 minutes 32 seconds East, a distance of 50.00 feet to the point of beginning, containing 1.667 acres (72,607.7 square feet).